CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-4 of BankUnited Financial Corporation of our report dated November 4, 1996, except as to Note 18, which is as of November 15, 1996, appearing on page 54 of BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Miami, Florida
April 17, 1997